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                      [PricewaterhouseCoopers Letterhead]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 16, 1999 relating to the financial statements which appears in Koss Corporation's Annual Report on Form 10-K for the year ended June 30, 1999.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
May 18, 2000